Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Alopexx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees previously paid	Equity	Common Stock, $0.0001 par value per share(2)(3)	457(o)	2, 760,000,	(3)	$5.00	$13,800,000	0.0001476	$1060.88
Fees Previously Paid	Equity	Representative’s Warrants(5)	457(g)	—		—	—	—	—
Fees previously Paid	Equity	Common Stock issuable upon exercise of Representative’s Warrants(4)	457(o)	120,000		6.25	750,000	0.0001476	$110.70
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share(2)(6)	457(o)	300,000		5.00	1,500,000	0.00015310	$229.65
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—	—	—	—
Total Offering Amounts							$16,050,000
Total Fee Due							3,100.26
Total Fees Previously Paid							$3,100.26
Total Fee Offsets							0
Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

(3)	Includes ordinary shares which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the total number of securities offered.

(4)	We have agreed to issue to the representative of the underwriters warrants to purchase shares of common stock representing up to 5% of the common stock issued in the offering. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share of the common stock offered hereby.

(5)	No fee required pursuant to Rule 457(g).

(6)	This registration statement also covers the resale of 300,000 shares of common stock by the selling stockholder as named in the registration statement. Assumes an offering price of $5.00, which is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.